UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2012

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A amends the Form 8-K filed by us on July 26, 2012 (the “Original 8-K”).  This Form 8-K/A is being filed to amend the Original 8-K to update the disclosures made in Item 2.05 therein.

Item 2.05                                                   Costs Associated with Exit or Disposal Activities.

On July 26, 2012, we filed the Original 8-K announcing that, on July 22, 2012, our management committed to a plan to restructure selected practice areas, better align staffing levels with our revenue, and reduce selling, general and administrative costs. At the time of filing of the Original 8-K, we had not completed our assessment of all of the costs of such actions, nor had we determined the associated cash expenditures from such actions.

These actions are now complete. The majority of these actions were completed during the third quarter of fiscal 2012. We recorded a pre-tax restructuring charge of $4.4 million in the third quarter of fiscal 2012, of which approximately $4.2 million was related to termination benefits and approximately $0.2 million was related to facility-related charges. We estimate that the remaining actions under this restructuring plan will result in a pre-tax restructuring charge of approximately $1.0 million in the fourth quarter of fiscal 2012, of which we estimate approximately $0.6 million will be related to facility-related charges and $0.4 million will be related to termination benefits. This approximately $0.6 million in facility-related charges reflects non-cash credits of approximately $0.4 million.

We estimate that approximately $5.7 million of the restructuring costs recorded for this plan will result in cash expenditures by us. Taking into account the approximately $0.4 million in non-cash credits described above, the total pre-tax restructuring costs recorded for this plan will be approximately $5.4 million.

Statements in this Item 2.05 concerning the future business, operating results, anticipated, expected, estimated or intended impact of restructuring actions, estimated cost savings, and financial condition of CRA International, Inc. (the” Company”) and statements using the terms “anticipates,” “believes,” “expects,” “estimates,” “should,” “prospects,” “target,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.   These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: January 9, 2013	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer